UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2022

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 24th Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2022, Blackstone Mortgage Trust, Inc. (the “Company”) completed its registered underwritten public offering of $300.0 million aggregate principal amount of its 5.50% Convertible Senior Notes due 2027 (the “Notes”) pursuant to an underwriting agreement, dated March 24, 2022, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Underwriters”). Pursuant to the terms of the underwriting agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional $45.0 million aggregate principal amount of the Notes solely to cover overallotments, if any. The Underwriting Agreement is filed herewith as Exhibit 1.1.

Aggregate net proceeds to the Company, after deducting underwriting discounts and commissions estimated offering expenses, were approximately $293.5 million. The Notes were sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-232852) filed on July 26, 2019 and the related prospectus dated July 26, 2019, as supplemented by a prospectus supplement dated March 24, 2022.

Indenture and Notes

The Notes are governed by the Indenture, dated as of November 25, 2013 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture, dated as of March 29, 2022, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes pay interest semi-annually in arrears on March 15 and September 15, commencing on September 15, 2022, at a rate of 5.50% per year, and mature on March 15, 2027, unless earlier redeemed, repurchased or converted.

The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated (including the Company’s 4.375% Convertible Senior Notes due 2022 and the Company’s 4.75% Convertible Senior Notes due 2023), effectively junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including the Company’s term loan and the Company’s 3.75% Senior Secured Notes due 2027), and structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of the Company’s subsidiaries as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of its subsidiaries (to the extent of any such guarantee).

At any time prior to the close of business on the business day immediately preceding December 15, 2026, the Notes will be convertible at the option of the holder only upon the specified events and during the specified periods set forth in the following paragraph. Thereafter, the Notes will be convertible at the option of the holder at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes will initially be convertible at a conversion rate of 27.5702 shares of the Company’s class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $36.27 per share of class A common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company’s conversion obligation will be satisfied in cash, shares of class A common stock or a combination thereof (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares, based upon a Daily Conversion Value (as defined in the Indenture) calculated for each VWAP Trading Day (as defined in the Indenture) in the applicable 25 VWAP Trading Day Observation Period (as defined in the Indenture)).

Prior to the close of business on the business day immediately preceding December 15, 2026, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any calendar quarter commencing after June 30, 2022 (and only during such calendar quarter), if the last reported sale price of the Company’s class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the applicable conversion price on each applicable trading day;

(ii) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s class A common stock and the applicable conversion rate on each such trading day;

(iii) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

(iv) upon the occurrence of specified corporate events.

The Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after March 20, 2025 and on or before the 35th scheduled trading day immediately before the maturity date, upon giving not less than 30 nor more than 45 scheduled trading days’ notice, if the last reported sale price per share of the Company’s class A common stock exceeds 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders on a record date to receive the related interest payment). In addition, calling any note for redemption will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such notice of redemption.

Upon a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but not including, the fundamental change purchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company, the Company’s stockholders approving any plan or proposal for the liquidation or dissolution of the Company and certain de-listing events with respect to the Company’s class A common stock. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides that the following are events of default under the Indenture: (a) failure to pay the principal of any Note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon redemption, upon declaration of acceleration or otherwise; (b) failure to pay interest when due and such failure continues for 30 days; (c) failure to observe or perform any other covenant contained in the Notes or the Indenture and such failure continues for 60 days after the Company receives written notice from the Trustee or holders of at least 25% of the aggregate principal amount of the Notes; (d) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and that failure continues for five business days following the due date for the delivery thereof; (e) failure by the Company to comply with its obligations regarding a consolidation, merger or sale; (f) failure by the Company to issue certain notices when due and such failure continues for five business days; (g) failure by the Company to pay beyond any applicable grace period, or the acceleration of indebtedness of the Company or any of its subsidiaries in an aggregate amount greater than $55.0 million (or its foreign currency equivalent at the time); and (h) certain events of bankruptcy, insolvency or reorganization involving the Company.

If certain bankruptcy and insolvency-related events of defaults with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes will automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults with respect to the Company occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing summary description of the material terms of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-14788) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2013, and the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2 (which includes the form of 5.50% Convertible Senior Notes due 2027 filed as Exhibit 4.3), each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 24, 2022, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

4.1	Indenture, dated November 25, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-14788) filed with the Commission on November 25, 2013 and incorporated herein by reference).

4.2	Fourth Supplemental Indenture, dated March 29, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.50% Convertible Senior Notes due 2027 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: March 29, 2022

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary